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                                                                   EXHIBIT 10(b)

                            SECOND AMENDMENT TO THE
                      UNITED STATES LIME & MINERALS, INC.

                         EMPLOYEE STOCK OWNERSHIP PLAN

                 WHEREAS, United States Lime & Minerals, Inc. (the "Company") amended and restated the United States Lime & Minerals, Inc. Employee Stock Ownership Plan generally effective as of August 1, 1989 (the "Plan"); and

                 WHEREAS, the Company desires to liberalize participant diversification rights in order to permit participants who have attained age fifty (50) and completed ten (10) years of service in the Plan to transfer all or a portion of their Plan benefits into diversified investments maintained under an individual retirement account; and

                 WHEREAS, in response to the recent comments received from the Internal Revenue Service related to a pending determination letter request related to the Plan, the Company wishes to further amend the Plan to satisfy such comments.

                 NOW, THEREFORE, pursuant to the powers reserved in Section
         10.01 of the Plan, the Company does hereby amend the Plan, as follows:

                                       I.

Section 4.07(a) of the Plan is amended, effective August 1, 1996, to read as follows:

         a. Each Qualified Participant, as defined below, shall be permitted to direct the Plan as to the investment of up to the Applicable Percentage, defined below, of such Participant's Accounts within one hundred and twenty (120) days after the last day of each Plan Year during the Participant's Qualified Election Period, as defined below. For the purposes of this
                 Section 4.07:

                          1. "Qualified Participant" means a Participant who has attained age fifty (50) and who has completed at least ten (10) years of participation in the Plan.

                          2. "Qualified Election Period" means the period beginning with the Plan Year in which the Participant becomes a Qualified Participant and ending with the Plan Year in which the balance to the credit of Participant's
                                  Account is distributed
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                          3.      "Applicable Percentage" means with respect to
                                  any Plan Year in the Qualified Election
                                  period, the following percentage:

                                        Plan Year       Applicable Percentage
                                        ---------       ---------------------
                                            1                     25%
                                            2                     50%
                                            3                     75%
                                       4 and later               100%

                                      II.

Section 4.08(e) of the Plan is amended, effective August 1, 1989, to read as follows:

Repayments of principal and interest on any Acquisition Loan shall be made by the Trustee (as directed by the Company or Committee) only from (I) Employer Contributions, paid in cash to enable the repayment of such Acquisition Loan;
(2) Financed Shares or other collateral given for the loan in the event of default or foreclosure; (3) earnings on such Employer Contribution and any dividends or other earnings received by the Trust on such Financed Shares; (4) earnings attributable to such permissible collateral other than Financed Shares; and (5) the, proceeds of a subsequent Acquisition Loan incurred to repay an existing Acquisition loan repayments. The committee shall instruct the Trustee as to the priority and source of Acquisition Loan repayments.

                                      III.

Section 9.05 of the Plan is amended, effective August 1, 1989 to read as follows:

         a. a contribution to the Plan made by mistake of fact, if such contribution (to the extent made by mistake of fact) is returned to the Employer within one year after payment of such contribution. While losses attributable to returned contributions will reduce the amount to be returned, any earnings attributable to returned contributions will not be returned. Such returns will only be made with Qualifying employer securities after other assets have been exhausted.
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                                      IV.

Except as amended by this instrument, the Plan, as previously amended and restated, shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of this 26th day of December, 1996.

                                    UNITED STATES LIME &
                                    MINERALS, INC.

                                    By: /s/ TIMOTHY W. BYRNE
                                        ---------------------------------------
                                    Title: Sr. VP of Finance and Administration
                                           and Chief Financial Officer